Exhibit 99.1

FOR IMMEDIATE RELEASE

September 19, 2017

TEGNA’s Board of Directors Approves Stock Repurchase Program and Reaffirms Capital Allocation Strategy

McLEAN, VA – TEGNA Inc. (NYSE: TGNA) announced today that its Board of Directors has authorized a new share repurchase program, its first as a standalone media company, for up to $300 million of its common stock over the next three years.

“We are initiating our buyback program because at current market prices, we believe TEGNA’s stock represents a strong buying opportunity. It is significantly undervalued relative to both its recent and expected future performance,” said Dave Lougee, president and CEO, TEGNA. “As we outlined on our last earnings call, approximately half of our Advertising and Marketing Services revenue comes from our NBC stations, which results in a large Olympics swing in even to odd year revenue comparisons. Furthermore, we have a strong political advertising footprint, which further amplifies our even to odd year revenue comparisons. Excluding the impact of Olympics and political advertising spend, 2017 revenues will be strong on an odd-year comparable basis for both Q3 and full year.”

Lougee continued, “We anticipate that next year’s revenue and cash flow will be particularly strong, driven by both Olympics and Super Bowl advertising, very strong political spending, as well as further ramp up of our multiple revenue initiatives. Additionally, the majority of our network agreements are negotiated through the end of the decade and beyond. That, combined with our market-leading subscriber revenues with both traditional MVPDs and OTT providers, gives us a stable, significant and growing driver of free cash flow.”

“As a result of our very strong growth trajectory and balance sheet, we have the ability to simultaneously make opportunistic share repurchases, reduce debt, and invest in new content and revenue initiatives, all while maintaining the capability to pursue potential significant acquisition opportunities that may develop in our sector,” continued Lougee. “Today’s introduction of a share repurchase program provides another tool for us to deliver shareholder value.”

TEGNA plans to repurchase shares in the open market or in privately negotiated transactions, depending on its evaluation of market conditions, price and other factors. The stock repurchase program has no pre-established per-share purchase price and may be suspended or discontinued at any time.

About TEGNA

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. With 46 television stations in 38 markets, TEGNA delivers relevant content and information to consumers across platforms. It is the largest owner of top 4 affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. Each month, TEGNA reaches 50 million adults on-air and 32 million across its digital platforms. TEGNA has been consistently honored with the industry’s top awards, including Edward R. Murrow, George Polk, Alfred I. DuPont and Emmy Awards. TEGNA delivers results for advertisers through unparalleled and innovative solutions including OTT local advertising network Premion, centralized marketing resource Hatch, and G/O Digital, a one-stop shop for local businesses to connect with consumers through digital marketing. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. For more information, visit www.TEGNA.com.

Forward Looking Statements

Certain statements in this press release may be forward looking in nature or constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. These statements include, but are not limited to: our confidence in the future performance of the company; the realization of financial benefits from share repurchases; the timing, form, and amount of repurchases; and the possibility of suspension or discontinuance of the share repurchase program. Economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in subsequent filings with the U.S. Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements other than as required by law.

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For media inquiries, contact:

Steve Kidera

Manager, Corporate Communications

703-873-6434

skidera@TEGNA.com

For investor inquiries, contact:

Jeffrey Heinz

Vice President, Investor Relations

703-873-6917

jheinz@TEGNA.com